As filed with the Securities and Exchange Commission on March 13, 2008

Registration No. 333-144093

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SKYTERRA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	4899	23-2368845
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10802 Parkridge Boulevard

Reston, VA 20191

(703) 390-1899

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert C. Lewis

Senior Vice President, General Counsel and Secretary

SkyTerra Communications, Inc.

10802 Parkridge Boulevard

Reston, VA 20191

(703) 390-1899

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gregory A. Fernicola, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

(212) 735-3000

Approximate date of commencement of proposed sale of the securities to the public:  As promptly as practicable after this Registration Statement becomes effective and upon consummation of the transactions described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

SkyTerra Communications, Inc. is filing this Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-144093) solely for the purpose of filing a certain exhibit thereto as indicated on the exhibit list, and no changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Officers and Directors.

The Company’s restated certificate of incorporation, referred to herein as the “certificate of incorporation,” contains a provision which provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director except for liabilities:

(i) for any breach of the director’s duty of loyalty;

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii) for an unlawful dividend payment or an unlawful repurchase or redemption of stock under Section 174 of the Delaware General Corporation Law; or

(iv) for any transaction from which the director derived an improper personal benefit.

The Company’s certificate of incorporation provides that the Company may indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amount paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Company’s certificate of incorporation provides that the Company may indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court of chancery or such other court shall deem proper.

To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the Company’s certificate of incorporation provides that he will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under the provisions of the Company’s certificate of incorporation (unless ordered by a court) will be made by the Company upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above.

Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

The Company’s certificate of incorporation provides that the Company may pay expenses incurred by defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding in the manner provided herein upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company.

The Company’s certificate of incorporation provides that the indemnification and advancement of expenses will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Company’s certificate of incorporation provides that the indemnification and advancement of expenses provided therein will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or of any disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

The Company’s certificate of incorporation provides that the Company may purchase and maintain insurance on behalf of any person who is or was serving the Company in any capacity referred to above against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of its certificate of incorporation.

The Company’s amended and restated by-laws, referred to herein as the “by-laws,” provide that the Company will indemnify any director and any officer of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, quasi-administrative or investigative, other than an action by or in the right of the Company, referred to herein as a “Third Party Proceeding,” by reason of the fact that he or she was or is a director or officer, employee or agent of the Company, acting solely in such capacity, or a person serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, committee or other enterprise 50% or more of whose voting stock or equitable interest shall be owned by this Company, each referred to herein as an “Authorized Representative, against his or her expenses and liabilities (including attorneys’ fees), actually and reasonably incurred by him or her in connection with the Third Party Proceeding if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the Company and, with respect to any Third Party Proceeding involving potential criminal liability, referred to herein as a “Criminal Third Party Proceeding,” had no reasonable cause to believe his or her conduct was unlawful or in violation of applicable rules. The termination of any Third Party Proceeding by judgment, order, settlement, consent filing of a criminal complaint or information, indictment, conviction or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to any Criminal Third Party Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The Company’s by-laws provide that the Company will indemnify any director or officer of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by the Company to produce a judgment in favor of its shareholders, or any threatened, pending or completed action or suit in the right of the Company by its stockholders to procure a judgment in favor of the Company, referred to herein as a “Derivative Action,” by reason of the fact that the director or officer was or is an Authorized Representative of the Company, against his or her expenses (including attorneys’ fees) actually and reasonably incurred by the director or officer in the action if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the Company; except that no indemnification will be made in respect of any claim, issue or matter as to which he or she has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company unless and only to the extent that the court of common pleas, or other similarly constituted state court, located in the county where the registered office of the Company is located or the court in which such Derivative Action is or was pending, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, he or she is fairly and reasonably entitled to indemnify for expenses which the court deems proper.

An Authorized Representative of the Company (other than a director or officer of the Company) may be indemnified by the Company or have his or her expenses advanced in accordance with the procedures described below. To the extent that an Authorized Representative of the Company has been successful on the merits or otherwise in defense of any Third Party Proceeding or Derivative Action or in defense of any claim, issue or matter therein, the Authorized Representative will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Indemnification under the provisions of the Company’s by-laws described above (unless ordered by a court, in which case the expenses, including attorneys’ fees of the Authorized Representative in enforcing indemnification will be added to and included in the final judgment against the Company) will be made by the Company only as authorized in the specific case upon a determination that the indemnification of the Authorized Representative is required or proper in the circumstances because he or she has met the applicable standard of conduct set forth above or has been successful on the merits or as otherwise in defense of any Third Party Proceeding or Derivative Action and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

(b) By the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors of the Company who are not parties or have no economic or other collateral personal benefit relating to a Third Party Proceeding or Derivative Action, referred to here in as “Disinterested Directors;” or

(c) If a quorum is not obtainable or, even if obtainable, a majority vote of a quorum of Disinterested Directors so directs, by independent legal counsel in a written opinion.

The Company’s by-laws provide that expenses incurred in defending a Third Party Proceeding or Derivative Action will be paid on behalf of a director or officer, and may be paid on behalf of any Authorized Representative, by the Company in advance of the final disposition of the action as authorized in the manner provided above (except that the person(s) making the determination thereunder need not make a determination on whether the applicable standard of conduct has been met unless a judicial determination has been made with respect thereto, or the person seeking indemnification has conceded that he or she has not met such standard) upon receipt of an undertaking by or on behalf of the Authorized Representative to repay the amount to be advanced unless it shall ultimately be determined that the Authorized Representative is entitled to be indemnified by the Company as required in the Company’s by-laws or authorized by law. The financial ability of any Authorized Representative to make repayment will not be a prerequisite to making of an advance.

The Company’s by-laws provide the Company may purchase and maintain insurance on behalf of any person who is or was an Authorized Representative against any expenses and liabilities asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify him or her against such expenses and liabilities under the provisions of the Company’s by-laws.

The indemnification provided by the Company’s by-laws is not deemed to be exclusive of any other right to which a person seeking indemnification may be entitled under any statute, agreement, vote of Disinterested Directors, or otherwise, regardless of whether the event giving rise to indemnification occurred before or after the effectiveness thereof, both as to action taken in another capacity while holding his or her office or position, and will continue as to a person who has ceased to be an Authorized Representative of the Company and will inure to the benefit of his or her heirs and personal representatives.

Item 21.	List of Exhibits.

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of the Company, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on October 18, 2006 and is hereby incorporated herein by reference.

3.2	Amended and Restated By-Laws of the Company, which was filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on October 18, 2006 and is hereby incorporated herein by reference.

4.1	Form of SkyTerra Option Agreement

4.2	Indenture, dated as of March 30, 2006, by and among Mobile Satellite Ventures LP and MSV Finance Co., the Guarantors named therein and the Bank of New York relating to the 14% Senior Secured Discount Notes due 2013, which was filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

4.3	Indenture by and among Mobile Satellite Ventures LP, Mobile Satellite Ventures Finance Co., the Guarantors named therein and The Bank of New York as Trustee, dated as of January 7, 2008, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on January 9, 2008, and is hereby incorporated herein by reference.

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to legality of the options being registered

10.1	The Company’s Nonqualified Stock Option Plan as amended and restated, which was filed as Exhibit C to the Company’s Definitive Proxy Statement dated November 18, 1994, for Stockholders Meeting held December 15, 1994, and is hereby incorporated herein by reference.

10.2	Amended and Restated Securities Purchase Agreement, dated as of June 4, 1999, among the Company, Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P. and AIF/RRRR LLC, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 21, 1999, and is hereby incorporated herein by reference.

10.3	Form of Series 1-A Warrant of the Company, which was filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 21, 1999, and is hereby incorporated herein by reference.

10.4	Form of Series 2-A Warrant of the Company, which was filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on June 21, 1999, and is hereby incorporated herein by reference.

10.5	The Company’s Amended and Restated 1998 Long-Term Incentive Plan, which was filed as Exhibit 4(d) to the Company’s Form S-8 filed on November 3, 2000 and is hereby incorporated herein by reference.

10.6	Amended and Restated Investment Agreement, dated as of October 12, 2001, by and among Motient Corporation, Mobile Satellite Ventures LLC, TMI Communications and Company, Limited Partnership, MSV Investors, LLC and the other investors named therein, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated December 3, 2001 and is incorporated herein by reference.

10.7	Amended and Restated Limited Partnership Agreement, dated as of November 12, 2004, by and among MSV Investors, LLC, Mobile Satellite Ventures LP, et al. which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 18, 2004 and is hereby incorporated herein by reference.

10.8	Second Amended and Restated Parent Transfer/Drag Along Agreement by and among the Company, et al. which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated November 18, 2004 and is hereby incorporated herein by reference.

Exhibit Number	Description
10.9	Voting Agreement, dated November 12, 2004, by and among MSV Investors, LLC, et al. which was filed as Exhibit 10.18 to the Company’s Form 10-K for the year ended December 31, 2004 and is hereby incorporated herein by reference.

10.10	Note Exchange and Conversion Agreement, dated as of November 12, 2004, by and among MSV Investors, LLC, Mobile Satellite Ventures LP, et al. which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated November 18, 2004 and is hereby incorporated herein by reference.

10.11	Amendment to Employment Agreement, dated as of February 15, 2001, between the Company and Robert C. Lewis, which was filed as exhibit 10.3 to the Company’s Form 10-Q for the period ended March 31, 2001 and is hereby incorporated herein by reference.

10.12	Investment Agreement, dated as of April 2, 2002, between the Company and the Apollo Stockholders, which was filed as Exhibit 99.2 to the Company’s Current Report filed on Form 8-K, filed on April 4, 2002, and is hereby incorporated herein by reference.

10.13	Stipulation of Settlement in the matter In Re Rare Medium Group, Inc. Shareholders Litigation, Consolidated C.A. No. 18879 NC, which was filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K, filed on April 4, 2002, and is hereby incorporated herein by reference.

10.14	Amended and Restated Limited Liability Company Agreement, dated as of April 22, 2005, by and between Hughes Network Systems, Inc. and the Company, which was filed as Exhibit 99.4 to the Company’s Current Report on Form 8-K dated April 26, 2005 and is hereby incorporated herein by reference.

10.15	Stockholders Agreement, dated as of May 11, 2005, by and among TerreStar Networks, Inc., MSV Investors, LLC, et al., which was filed as Exhibit 10.1 to the Company’s Form 10-Q for the period ended March 31, 2005 and is hereby incorporated herein by reference.

10.16	Parent Transfer/Drag Along Agreement, dated as of May 11, 2005, by and among TerreStar Networks, Inc., the Company, et al., which was filed as Exhibit 10.2 to the Company’s Form 10-Q for the period ended March 31, 2005 and is hereby incorporated herein by reference.

10.17	Conditional Waiver and Consent Agreement, dated as of May 11, 2005, by and among the Company, Motient Corporation, et al., which was filed as Exhibit 10.3 to the Company’s Form 10-Q for the period ended March 31, 2005 and is hereby incorporated herein by reference.

10.18	Separation Agreement, dated as of December 30, 2005, by and between Hughes Communications, Inc. and the Company, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K for dated January 3, 2006 and is hereby incorporated herein by reference.

10.19	Tax Sharing Agreement, dated as of December 30, 2005, by and between Hughes Communications, Inc. and SkyTerra Communications, Inc. which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K for dated January 3, 2006 and is hereby incorporated by reference.

10.20	Amendment No. 2 to the Amended and Restated Limited Partnership Agreement of Mobile Satellite Ventures LP, dated January 5, 2007, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on January 10, 2007, and is hereby incorporated herein by reference.

10.21	Form of Stock Purchase Agreement, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on January 10, 2007, and is hereby incorporated herein by reference.

10.22	Form of Indemnification Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on December 19, 2006, and is hereby incorporated herein by reference.

Exhibit Number	Description
10.23	Restricted Stock Agreement, by and between Alexander H. Good and the Company, dated December 18, 2006, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on December 19, 2006, and is hereby incorporated herein by reference.

10.24	Restricted Stock Agreement, by and between Scott Macleod and the Company, dated December 18, 2006, which was filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K, filed on December 19, 2006, and is hereby incorporated herein by reference.

10.25	Contract for Design, Development and Supply of Satellite Base Transceiver Sub-System (“S-BTS”) between Mobile Satellite Ventures LP and Hughes Network Systems, LLC, dated November 3, 2006, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on November 8, 2006, and is hereby incorporated herein by reference.

10.26	Amendment Agreement No. 1 to MSV Canada Shareholders Agreement by and among TMI Communications and Company, Limited Partnership, Mobile Satellite Ventures (Canada) Inc., Mobile Satellite Ventures Holdings (Canada) Inc. and Mobile Satellite Ventures LP, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on October 18, 2006, and is hereby incorporated herein by reference.

10.27	Preferred Provider Agreement, dated as of October 16, 2006, by and between Hughes Network Systems, LLC and Mobile Satellite Ventures LP, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on October 18, 2006, and is hereby incorporated herein by reference.

10.28	Non-Interference Agreement, dated as of October 6, 2006, by and among BCE Inc., Telesat Canada, Mobile Satellite Ventures (Canada) Inc., Mobile Satellite Ventures Holdings (Canada) Inc. and Mobile Satellite Ventures LP, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on October 18, 2006, and is hereby incorporated herein by reference.

10.29	Preferred Provider Extension Agreement, dated as of October 6, 2006, by and among Telesat Canada, Mobile Satellite Ventures (Canada) Inc. and Mobile Satellite Ventures LP, which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on October 18, 2006, and is hereby incorporated herein by reference.

10.30	Pledge Release Agreement, dated as of October 6, 2006, by and among MSV Investors LLC, TMI Communication Delaware, Limited Partnership, Mobile Satellite Ventures LP and other beneficiaries of the Pledge Agreement, dated as of November 26, 2001, as amended, which was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed on October 18, 2006, and is hereby incorporated herein by reference.

10.31	Preferred Provider Termination Agreement, dated as of October 6, 2006, by and among BCE Inc., Mobile Satellite Ventures (Canada) Inc. and Mobile Satellite Ventures LP, which was filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed on October 18, 2006, and is hereby incorporated herein by reference.

10.32	Exchange Agreement, dated as of October 6, 2006, by and between SkyTerra Communications, Inc. and BCE Inc., which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on October 11, 2006, and is hereby incorporated herein by reference.

10.33	Registration Rights Agreement, dated as of October 6, 2006, by and between SkyTerra Communications, Inc. and BCE Inc., which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on October 11, 2006, and is hereby incorporated herein by reference.

10.34	Registration Rights Agreement, dated as of September 25, 2006, by and between SkyTerra Communications, Inc. and Motient Corporation, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 28, 2006, and is hereby incorporated herein by reference.

Exhibit Number	Description
10.35	Amendment No. 1 to the Amended and Restated Limited Partnership Agreement of Mobile Satellite Ventures LP, dated as of September 25, 2006, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on September 28, 2006, and is hereby incorporated herein by reference.

10.36	Amendment No. 4 to the Amended and Restated Stockholders’ Agreement of Mobile Satellite Ventures GP, Inc., dated as of September 25, 2006, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on September 28, 2006, and is hereby incorporated herein by reference.

10.37	Preferred Redemption Agreement, dated May 6, 2006, by and among the Company, Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., AIF IV/RRRR LLC, AP/RM Acquisition LLC and ST/RRRR LLC, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on May 11, 2006, and is hereby incorporated herein by reference.

10.38	Exchange Agreement, dated May 6, 2006, by and among Motient Corporation, Motient Ventures Holding Inc. and the Company, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on May 11, 2006, and is hereby incorporated herein by reference.

10.39	Form of Exchange Agreement, dated May 6, 2006, by and among the Company, certain corporations affiliated with Columbia Capital and Spectrum Equity Investors, MVH Holdings, Inc. and Motient Corporation, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on May 11, 2006, and is hereby incorporated herein by reference.

10.40	Registration Rights Agreement, dated May 6, 2006, by and among the Company and each of the Blocker Corporations and each of the stockholders of the Blocker Corporations, which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on May 11, 2006, and is hereby incorporated herein by reference.

10.41	Merger Agreement, dated May 6, 2006, by and among Bay Harbour MSV, Inc., Trophy Hunter Investments, Ltd., Bay Harbour 90-1, Ltd., Bay Harbour Master Ltd., MSV Rollup LLC and the Company, which was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed on May 11, 2006, and is hereby incorporated herein by reference.

10.42	Form of Asset Purchase Agreement, dated May 6, 2006, by and among the Company and each of the MSV Minority Investors, which was filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed on May 11, 2006, and is hereby incorporated herein by reference.

10.43	Registration Rights Agreement dated, May 6, 2006, by and among Trophy Hunter Investments, Ltd., Bay Harbour 90-1, Ltd. and Bay Harbour Master Ltd. et al. and the Company, which was filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed on May 11, 2006, and is hereby incorporated herein by reference.

10.44	Amendment No. 2 to TerreStar Networks, Inc. Stockholders’ Agreement, which was filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K, filed on May 11, 2006, and is hereby incorporated herein by reference.

10.45	TerreStar Networks Inc. Amended and Restated Stockholders’ Agreement, which was filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K, filed on May 11, 2006, and is hereby incorporated herein by reference.

10.46	Amendment No. 3 to Amended and Restated Stockholders’ Agreement of Mobile Satellite Ventures GP Inc., which was filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K, filed on May 11, 2006, and is hereby incorporated herein by reference.

Exhibit Number	Description
10.47	Note Purchase Agreement, dated as of December 30, 2005, by and among Hughes Communications, Inc., Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P., which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on January 3, 2006 and is hereby incorporated herein by reference.

10.48	Security Agreement, dated as of January 1, 2006, by and between Hughes Communications, Inc. and Apollo Investment Fund IV, L.P., as Collateral Agent and Secured Party, which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on January 3, 2006 and is hereby incorporated herein by reference.

10.49	Registration Rights Agreement, dated as of January 1, 2006, by and among Hughes Communications, Inc., Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., AIF IV/RRRR LLC, AP/RM Acquisition LLC and ST/RRRR LLC, which was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed on January 3, 2006 and is hereby incorporated herein by reference.

10.50	Membership Interest Purchase Agreement, by and among DTV Network Systems, Inc., The DIRECTV Group, Inc., SkyTerra Holdings, Inc., SkyTerra Communications, Inc. and Hughes Network Systems, LLC, dated as of November 10, 2005, which was filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed on January 3, 2006 and is hereby incorporated herein by reference.

10.51	Contract, dated January 9, 2006, between Boeing Satellite Systems, Inc. and Mobile Satellite Ventures LP for the MSV L-Bond Space-Based Network, which was filed as Exhibit 10.51 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.52	Amendment No. 1 to Contract between Boeing Satellite Systems, Inc. and Mobile Satellite Ventures LP for the MSV L-Bond Space-Based Network, dated March 9, 2006, which was filed as Exhibit 10.52 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.53	Amendment No. 2 to Contract between Boeing Satellite Systems, Inc. and Mobile Satellite Ventures for the MSV L-Bond Space-Based Network, dated September 11, 2006, which was filed as Exhibit 10.53 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.54	Second Amended and Restated Intellectual Property Assignment and License Agreement , dated November 21, 2006 and effective October 1, 2006, between ATC Technologies LLC and TerreStar Networks Inc., which was filed as Exhibit 10.54 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.55	Letter Agreement, dated February 6, 2007, between Mobile Satellite Ventures LP and Mobile Satellite Ventures (Canada) Inc., which was filed as Exhibit 10.55 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.56	Satellite Delivery Agreement, dated February 22, 2007, between Mobile Satellite Ventures LP and Mobile Satellite Ventures (Canada) Inc., which was filed as Exhibit 10.56 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.57	Capacity Lease Agreement, dated November 26, 2001, between Mobile Satellite Ventures (Canada) Inc. and 3051361 Nova Scotia Unlimited Liability Company, which was filed as Exhibit 10.57 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

Exhibit Number	Description
10.58	MSV Canada Shareholders Agreement, dated as of November 26, 2001 by and among TMI Communications and Company, Limited Partnership, Mobile Satellite Ventures (Canada) Inc., Mobile Satellite Ventures Holdings (Canada) Inc. and Mobile Satellite Ventures LP, which was filed as Exhibit 10.58 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.59	Mobile Satellite Ventures LP 2001 Unit Incentive Plan (as amended and effective January 24, 2003), which was filed as Exhibit 10.59 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.60	Mobile Satellite Ventures LP 2001 Unit Incentive Plan (effective as of December 17, 2001) (amended as of July 1, 2004) (subject to further amendment October 11, 2005), which was filed as Exhibit 10.60 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.61	Form of Mobile Satellite Ventures LP 2001 Unit Incentive Plan (as amended) Nonqualified Unit Option Agreement, which was filed as Exhibit 10.61 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.62	Employment Letter of Alexander H. Good, dated February 26, 2004, which was filed as Exhibit 10.62 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.63	Amendment Agreement to Amend Employment Letter of Alexander H. Good, dated as of April 3, 2006, between Mobile Satellite Ventures and Alexander H. Good, which was filed as Exhibit 10.63 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.64	Change of Control Agreement, dated as of February 29, 2004, between Mobile Satellite Ventures LP and Alex H. Good, which was filed as Exhibit 10.64 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.65	Confidentiality, Non-Competition and Non-Solicitation Agreement, dated February 24, 2005, between Mobile Satellite Ventures LP and Alexander H. Good, which was filed as Exhibit 10.65 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.66	Employment Letter of Scott Macleod, dated January 9, 2006, which was filed as Exhibit 10.66 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.67	Executive Change of Control Agreement, dated as of January 27, 2006, between Mobile Satellite Ventures LP and Scott Macleod, which was filed as Exhibit 10.67 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.68	Confidentiality, Non-Competition and Non-Solicitation Agreement, dated January 27, 2006, between Mobile Satellite Ventures LP and Scott Macleod, which was filed as Exhibit 10.68 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.69	Mobile Satellite Ventures LP 2001 Unit Incentive Plan (as amended) Phantom Unit Agreement, dated January 27, 2006, between Mobile Satellite Ventures LP and Scott Macleod, which was filed as Exhibit 10.69 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

Exhibit Number	Description
10.70	SkyTerra Communication, Inc. 2006 Equity and Incentive Plan (incorporated by reference to Annex III to the Company’s Definitive Proxy, filed June 23, 2006).

10.71	Restricted Stock Agreement, by and between Robert Lewis and the Company, dated January 11, 2007, which was filed as Exhibit 10.71 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.72	Amendment No. 2 to the Amended and Restated Limited Partnership Agreement of MSV, dated January 5, 2007, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on January 10, 2007, and is hereby incorporated herein by reference.

10.73	Stock Option Agreement, by and between James Wiseman and the Company, dated August 20, 2007, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-k, filed on August 22, 2007, and is hereby incorporated by reference.

10.74	Offer Letter between James Wiseman and Mobile Satellite Ventures LP, dated July 13, 2007, which was filed as Exhibit 99.2 to the Company’s Current Report on Form 8-k, filed on August 22, 2007, and is hereby incorporated by reference.

10.75	Change of Control Agreement between James Wiseman and MSV, dated August 20, 2007, which was filed as Exhibit 99.3 to the Company’s Current Report on Form 8-k, filed on August 22, 2007, and is hereby incorporated by reference.

10.76	Securities Purchase Agreement, dated as of December 15, 2007, by and among SkyTerra Communications, Inc., Mobile Satellite Ventures LP, Mobile Satellite Ventures Finance Co., Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Special Situations Fund, LP., which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-k, filed on December 15, 2007.

10.77	Form of Warrant to Purchase shares of common stock, issued to Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Special Situations Fund, LP, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on December 18, 2007.

10.78	Form of Registration Rights Agreement, by and among SkyTerra Communications, Inc., Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Special Situations Fund, LP, which was filed as Exhibit 99.2 to the Company’s Current Report on Form 8-k, filed on December 18, 2007.

10.79	Cooperation Agreement, dated as of December 20, 2007, by and among SkyTerra Communications, Inc., Mobile Satellite Ventures LP, Mobile Satellite Ventures (Canada) Inc. and Inmarsat Global Limited, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-k, filed on December 21, 2007.

10.80	Subscription Agreement, dated as of December 20, 2007, by and between SkyTerra Communications, Inc. and Inmarsat Global Limited, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-k, filed on December 21, 2007.

10.81	Registration Rights Agreement, dated as of December 20, 2007, by and between SkyTerra Communications, Inc. and Inmarsat Global Limited, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-k, filed on December 21, 2007.

10.82	Phase 0 Block Loan Agreement, dated as of December 20, 2007, by and among Mobile Satellite Ventures LP, Mobile Satellite Ventures (Canada) Inc., SkyTerra Communications, Inc. and Inmarsat Global Limited, which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-k, filed on December 21, 2007.

Exhibit Number	Description
10.83	Amendment No. 1 to the Securities Purchase Agreement by and among SkyTerra Communications, Inc., Mobile Satellite Ventures LP, Mobile Satellite Ventures Finance Co., Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Special Situations Fund, LP, dated as of January 7, 2008, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-k, filed on January 8, 2008.

16.1	Letter of Deloitte & Touche LLP, dated May 4, 2006, which was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K dated May 4, 2006 and is hereby incorporated herein by reference.

21	Subsidiaries of the Company are MSV Investors Holdings, Inc., a Delaware corporation, MSV Rollup, LLC, a Delaware corporation, MSV Rollup Sub, LLC, a Delaware corporation, MSV Investors, LLC, a Delaware corporation, TMI Communications Delaware Limited Partnership, a Delaware limited partnership, and Mobile Satellite Ventures LP, a Delaware limited partnership.

23.1	Consent of Ernst & Young LLP

23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page)

99.1	Form of Exchange Form for U.S. citizens

99.2	Form of Exchange Form for Canadian residents (included in Exhibit 99.1)

99.3	Form of Amended MSV Option

*	Filed herein.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(1) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To deliver or cause to be delivered with the prospectus, to each person whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(3) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in “Item 20—Indemnification of Directors and Officers” above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on March 13, 2008.

SKYTERRA COMMUNICATIONS, INC.

By:	/s/ ROBERT C. LEWIS
Name:	Robert C. Lewis
Title:	Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the 13th day of March 2008.

Signature	Title	Date

/s/ ALEXANDER H. GOOD Alexander H. Good	Chief Executive Officer and President (Principal Executive Officer)	March 13, 2008

/s/ SCOTT MACLEOD Scott Macleod	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 13, 2008

/s/ JAMES A. WISEMAN James A. Wiseman	Vice President and Corporate Controller (Principal Accounting Officer)	March 13, 2008

* Andrew D. Africk	Director	March 13, 2008

* Jeffrey A. Leddy	Director	March 13, 2008

* Jeffrey M. Kileen	Director	March 13, 2008

* William F. Stasior	Director	March 13, 2008

* Aaron J. Stone	Director	March 13, 2008

* Michael D. Weiner	Director	March 13, 2008

*By:	/S/ ROBERT C. LEWIS
Robert C. Lewis Attorney-in-fact

Exhibit Index

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of the Company, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on October 18, 2006 and is hereby incorporated herein by reference.

3.2	Amended and Restated By-Laws of the Company, which was filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on October 18, 2006 and is hereby incorporated herein by reference.

4.1	Form of SkyTerra Option Agreement

4.2	Indenture, dated as of March 30, 2006, by and among Mobile Satellite Ventures LP and MSV Finance Co., the Guarantors named therein and the Bank of New York relating to the 14% Senior Secured Discount Notes due 2013, which was filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

4.3	Indenture by and among Mobile Satellite Ventures LP, Mobile Satellite Ventures Finance Co., the Guarantors named therein and The Bank of New York as Trustee, dated as of January 7, 2008, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on January 9, 2008, and is hereby incorporated herein by reference.

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to legality of the options being registered

10.1	The Company’s Nonqualified Stock Option Plan as amended and restated, which was filed as Exhibit C to the Company’s Definitive Proxy Statement dated November 18, 1994, for Stockholders Meeting held December 15, 1994, and is hereby incorporated herein by reference.

10.2	Amended and Restated Securities Purchase Agreement, dated as of June 4, 1999, among the Company, Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P. and AIF/RRRR LLC, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 21, 1999, and is hereby incorporated herein by reference.

10.3	Form of Series 1-A Warrant of the Company, which was filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 21, 1999, and is hereby incorporated herein by reference.

10.4	Form of Series 2-A Warrant of the Company, which was filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on June 21, 1999, and is hereby incorporated herein by reference.

10.5	The Company’s Amended and Restated 1998 Long-Term Incentive Plan, which was filed as Exhibit 4(d) to the Company’s Form S-8 filed on November 3, 2000 and is hereby incorporated herein by reference.

10.6	Amended and Restated Investment Agreement, dated as of October 12, 2001, by and among Motient Corporation, Mobile Satellite Ventures LLC, TMI Communications and Company, Limited Partnership, MSV Investors, LLC and the other investors named therein, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated December 3, 2001 and is incorporated herein by reference.

10.7	Amended and Restated Limited Partnership Agreement, dated as of November 12, 2004, by and among MSV Investors, LLC, Mobile Satellite Ventures LP, et al. which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 18, 2004 and is hereby incorporated herein by reference.

10.8	Second Amended and Restated Parent Transfer/Drag Along Agreement by and among the Company, et al. which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated November 18, 2004 and is hereby incorporated herein by reference.

Exhibit Number	Description
10.9	Voting Agreement, dated November 12, 2004, by and among MSV Investors, LLC, et al. which was filed as Exhibit 10.18 to the Company’s Form 10-K for the year ended December 31, 2004 and is hereby incorporated herein by reference.

10.10	Note Exchange and Conversion Agreement, dated as of November 12, 2004, by and among MSV Investors, LLC, Mobile Satellite Ventures LP, et al. which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated November 18, 2004 and is hereby incorporated herein by reference.

10.11	Amendment to Employment Agreement, dated as of February 15, 2001, between the Company and Robert C. Lewis, which was filed as exhibit 10.3 to the Company’s Form 10-Q for the period ended March 31, 2001 and is hereby incorporated herein by reference.

10.12	Investment Agreement, dated as of April 2, 2002, between the Company and the Apollo Stockholders, which was filed as Exhibit 99.2 to the Company’s Current Report filed on Form 8-K, filed on April 4, 2002, and is hereby incorporated herein by reference.

10.13	Stipulation of Settlement in the matter In Re Rare Medium Group, Inc. Shareholders Litigation, Consolidated C.A. No. 18879 NC, which was filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K, filed on April 4, 2002, and is hereby incorporated herein by reference.

10.14	Amended and Restated Limited Liability Company Agreement, dated as of April 22, 2005, by and between Hughes Network Systems, Inc. and the Company, which was filed as Exhibit 99.4 to the Company’s Current Report on Form 8-K dated April 26, 2005 and is hereby incorporated herein by reference.

10.15	Stockholders Agreement, dated as of May 11, 2005, by and among TerreStar Networks, Inc., MSV Investors, LLC, et al., which was filed as Exhibit 10.1 to the Company’s Form 10-Q for the period ended March 31, 2005 and is hereby incorporated herein by reference.

10.16	Parent Transfer/Drag Along Agreement, dated as of May 11, 2005, by and among TerreStar Networks, Inc., the Company, et al., which was filed as Exhibit 10.2 to the Company’s Form 10-Q for the period ended March 31, 2005 and is hereby incorporated herein by reference.

10.17	Conditional Waiver and Consent Agreement, dated as of May 11, 2005, by and among the Company, Motient Corporation, et al., which was filed as Exhibit 10.3 to the Company’s Form 10-Q for the period ended March 31, 2005 and is hereby incorporated herein by reference.

10.18	Separation Agreement, dated as of December 30, 2005, by and between Hughes Communications, Inc. and the Company, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K for dated January 3, 2006 and is hereby incorporated herein by reference.

10.19	Tax Sharing Agreement, dated as of December 30, 2005, by and between Hughes Communications, Inc. and SkyTerra Communications, Inc. which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K for dated January 3, 2006 and is hereby incorporated by reference.

10.20	Amendment No. 2 to the Amended and Restated Limited Partnership Agreement of Mobile Satellite Ventures LP, dated January 5, 2007, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on January 10, 2007, and is hereby incorporated herein by reference.

10.21	Form of Stock Purchase Agreement, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on January 10, 2007, and is hereby incorporated herein by reference.

10.22	Form of Indemnification Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on December 19, 2006, and is hereby incorporated herein by reference.

Exhibit Number	Description
10.23	Restricted Stock Agreement, by and between Alexander H. Good and the Company, dated December 18, 2006, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on December 19, 2006, and is hereby incorporated herein by reference.

10.24	Restricted Stock Agreement, by and between Scott Macleod and the Company, dated December 18, 2006, which was filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K, filed on December 19, 2006, and is hereby incorporated herein by reference.

10.25	Contract for Design, Development and Supply of Satellite Base Transceiver Sub-System (“S-BTS”) between Mobile Satellite Ventures LP and Hughes Network Systems, LLC, dated November 3, 2006, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on November 8, 2006, and is hereby incorporated herein by reference.

10.26	Amendment Agreement No. 1 to MSV Canada Shareholders Agreement by and among TMI Communications and Company, Limited Partnership, Mobile Satellite Ventures (Canada) Inc., Mobile Satellite Ventures Holdings (Canada) Inc. and Mobile Satellite Ventures LP, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on October 18, 2006, and is hereby incorporated herein by reference.

10.27	Preferred Provider Agreement, dated as of October 16, 2006, by and between Hughes Network Systems, LLC and Mobile Satellite Ventures LP, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on October 18, 2006, and is hereby incorporated herein by reference.

10.28	Non-Interference Agreement, dated as of October 6, 2006, by and among BCE Inc., Telesat Canada, Mobile Satellite Ventures (Canada) Inc., Mobile Satellite Ventures Holdings (Canada) Inc. and Mobile Satellite Ventures LP, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on October 18, 2006, and is hereby incorporated herein by reference.

10.29	Preferred Provider Extension Agreement, dated as of October 6, 2006, by and among Telesat Canada, Mobile Satellite Ventures (Canada) Inc. and Mobile Satellite Ventures LP, which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on October 18, 2006, and is hereby incorporated herein by reference.

10.30	Pledge Release Agreement, dated as of October 6, 2006, by and among MSV Investors LLC, TMI Communication Delaware, Limited Partnership, Mobile Satellite Ventures LP and other beneficiaries of the Pledge Agreement, dated as of November 26, 2001, as amended, which was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed on October 18, 2006, and is hereby incorporated herein by reference.

10.31	Preferred Provider Termination Agreement, dated as of October 6, 2006, by and among BCE Inc., Mobile Satellite Ventures (Canada) Inc. and Mobile Satellite Ventures LP, which was filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed on October 18, 2006, and is hereby incorporated herein by reference.

10.32	Exchange Agreement, dated as of October 6, 2006, by and between SkyTerra Communications, Inc. and BCE Inc., which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on October 11, 2006, and is hereby incorporated herein by reference.

10.33	Registration Rights Agreement, dated as of October 6, 2006, by and between SkyTerra Communications, Inc. and BCE Inc., which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on October 11, 2006, and is hereby incorporated herein by reference.

10.34	Registration Rights Agreement, dated as of September 25, 2006, by and between SkyTerra Communications, Inc. and Motient Corporation, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 28, 2006, and is hereby incorporated herein by reference.

Exhibit Number	Description
10.35	Amendment No. 1 to the Amended and Restated Limited Partnership Agreement of Mobile Satellite Ventures LP, dated as of September 25, 2006, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on September 28, 2006, and is hereby incorporated herein by reference.

10.36	Amendment No. 4 to the Amended and Restated Stockholders’ Agreement of Mobile Satellite Ventures GP, Inc., dated as of September 25, 2006, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on September 28, 2006, and is hereby incorporated herein by reference.

10.37	Preferred Redemption Agreement, dated May 6, 2006, by and among the Company, Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., AIF IV/RRRR LLC, AP/RM Acquisition LLC and ST/RRRR LLC, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on May 11, 2006, and is hereby incorporated herein by reference.

10.38	Exchange Agreement, dated May 6, 2006, by and among Motient Corporation, Motient Ventures Holding Inc. and the Company, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on May 11, 2006, and is hereby incorporated herein by reference.

10.39	Form of Exchange Agreement, dated May 6, 2006, by and among the Company, certain corporations affiliated with Columbia Capital and Spectrum Equity Investors, MVH Holdings, Inc. and Motient Corporation, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on May 11, 2006, and is hereby incorporated herein by reference.

10.40	Registration Rights Agreement, dated May 6, 2006, by and among the Company and each of the Blocker Corporations and each of the stockholders of the Blocker Corporations, which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on May 11, 2006, and is hereby incorporated herein by reference.

10.41	Merger Agreement, dated May 6, 2006, by and among Bay Harbour MSV, Inc., Trophy Hunter Investments, Ltd., Bay Harbour 90-1, Ltd., Bay Harbour Master Ltd., MSV Rollup LLC and the Company, which was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed on May 11, 2006, and is hereby incorporated herein by reference.

10.42	Form of Asset Purchase Agreement, dated May 6, 2006, by and among the Company and each of the MSV Minority Investors, which was filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed on May 11, 2006, and is hereby incorporated herein by reference.

10.43	Registration Rights Agreement dated, May 6, 2006, by and among Trophy Hunter Investments, Ltd., Bay Harbour 90-1, Ltd. and Bay Harbour Master Ltd. et al. and the Company, which was filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed on May 11, 2006, and is hereby incorporated herein by reference.

10.44	Amendment No. 2 to TerreStar Networks, Inc. Stockholders’ Agreement, which was filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K, filed on May 11, 2006, and is hereby incorporated herein by reference.

10.45	TerreStar Networks Inc. Amended and Restated Stockholders’ Agreement, which was filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K, filed on May 11, 2006, and is hereby incorporated herein by reference.

10.46	Amendment No. 3 to Amended and Restated Stockholders’ Agreement of Mobile Satellite Ventures GP Inc., which was filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K, filed on May 11, 2006, and is hereby incorporated herein by reference.

Exhibit Number	Description
10.47	Note Purchase Agreement, dated as of December 30, 2005, by and among Hughes Communications, Inc., Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P., which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on January 3, 2006 and is hereby incorporated herein by reference.

10.48	Security Agreement, dated as of January 1, 2006, by and between Hughes Communications, Inc. and Apollo Investment Fund IV, L.P., as Collateral Agent and Secured Party, which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on January 3, 2006 and is hereby incorporated herein by reference.

10.49	Registration Rights Agreement, dated as of January 1, 2006, by and among Hughes Communications, Inc., Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., AIF IV/RRRR LLC, AP/RM Acquisition LLC and ST/RRRR LLC, which was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed on January 3, 2006 and is hereby incorporated herein by reference.

10.50	Membership Interest Purchase Agreement, by and among DTV Network Systems, Inc., The DIRECTV Group, Inc., SkyTerra Holdings, Inc., SkyTerra Communications, Inc. and Hughes Network Systems, LLC, dated as of November 10, 2005, which was filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed on January 3, 2006 and is hereby incorporated herein by reference.

10.51	Contract, dated January 9, 2006, between Boeing Satellite Systems, Inc. and Mobile Satellite Ventures LP for the MSV L-Bond Space-Based Network, which was filed as Exhibit 10.51 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.52	Amendment No. 1 to Contract between Boeing Satellite Systems, Inc. and Mobile Satellite Ventures LP for the MSV L-Bond Space-Based Network, dated March 9, 2006, which was filed as Exhibit 10.52 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.53	Amendment No. 2 to Contract between Boeing Satellite Systems, Inc. and Mobile Satellite Ventures for the MSV L-Bond Space-Based Network, dated September 11, 2006, which was filed as Exhibit 10.53 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.54	Second Amended and Restated Intellectual Property Assignment and License Agreement , dated November 21, 2006 and effective October 1, 2006, between ATC Technologies LLC and TerreStar Networks Inc., which was filed as Exhibit 10.54 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.55	Letter Agreement, dated February 6, 2007, between Mobile Satellite Ventures LP and Mobile Satellite Ventures (Canada) Inc., which was filed as Exhibit 10.55 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.56	Satellite Delivery Agreement, dated February 22, 2007, between Mobile Satellite Ventures LP and Mobile Satellite Ventures (Canada) Inc., which was filed as Exhibit 10.56 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.57	Capacity Lease Agreement, dated November 26, 2001, between Mobile Satellite Ventures (Canada) Inc. and 3051361 Nova Scotia Unlimited Liability Company, which was filed as Exhibit 10.57 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

Exhibit Number	Description
10.58	MSV Canada Shareholders Agreement, dated as of November 26, 2001 by and among TMI Communications and Company, Limited Partnership, Mobile Satellite Ventures (Canada) Inc., Mobile Satellite Ventures Holdings (Canada) Inc. and Mobile Satellite Ventures LP, which was filed as Exhibit 10.58 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.59	Mobile Satellite Ventures LP 2001 Unit Incentive Plan (as amended and effective January 24, 2003), which was filed as Exhibit 10.59 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.60	Mobile Satellite Ventures LP 2001 Unit Incentive Plan (effective as of December 17, 2001) (amended as of July 1, 2004) (subject to further amendment October 11, 2005), which was filed as Exhibit 10.60 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.61	Form of Mobile Satellite Ventures LP 2001 Unit Incentive Plan (as amended) Nonqualified Unit Option Agreement, which was filed as Exhibit 10.61 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.62	Employment Letter of Alexander H. Good, dated February 26, 2004, which was filed as Exhibit 10.62 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.63	Amendment Agreement to Amend Employment Letter of Alexander H. Good, dated as of April 3, 2006, between Mobile Satellite Ventures and Alexander H. Good, which was filed as Exhibit 10.63 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.64	Change of Control Agreement, dated as of February 29, 2004, between Mobile Satellite Ventures LP and Alex H. Good, which was filed as Exhibit 10.64 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.65	Confidentiality, Non-Competition and Non-Solicitation Agreement, dated February 24, 2005, between Mobile Satellite Ventures LP and Alexander H. Good, which was filed as Exhibit 10.65 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.66	Employment Letter of Scott Macleod, dated January 9, 2006, which was filed as Exhibit 10.66 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.67	Executive Change of Control Agreement, dated as of January 27, 2006, between Mobile Satellite Ventures LP and Scott Macleod, which was filed as Exhibit 10.67 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.68	Confidentiality, Non-Competition and Non-Solicitation Agreement, dated January 27, 2006, between Mobile Satellite Ventures LP and Scott Macleod, which was filed as Exhibit 10.68 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.69	Mobile Satellite Ventures LP 2001 Unit Incentive Plan (as amended) Phantom Unit Agreement, dated January 27, 2006, between Mobile Satellite Ventures LP and Scott Macleod, which was filed as Exhibit 10.69 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.70	SkyTerra Communication, Inc. 2006 Equity and Incentive Plan (incorporated by reference to Annex III to the Company’s Definitive Proxy, filed June 23, 2006).

Exhibit Number	Description
10.71	Restricted Stock Agreement, by and between Robert Lewis and the Company, dated January 11, 2007, which was filed as Exhibit 10.71 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007 and is hereby incorporated herein by reference.

10.72	Amendment No. 2 to the Amended and Restated Limited Partnership Agreement of MSV, dated January 5, 2007, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on January 10, 2007, and is hereby incorporated herein by reference.

10.73	Stock Option Agreement, by and between James Wiseman and the Company, dated August 20, 2007, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-k, filed on August 22, 2007, and is hereby incorporated by reference.

10.74	Offer Letter between James Wiseman and Mobile Satellite Ventures LP, dated July 13, 2007, which was filed as Exhibit 99.2 to the Company’s Current Report on Form 8-k, filed on August 22, 2007, and is hereby incorporated by reference.

10.75	Change of Control Agreement between James Wiseman and MSV, dated August 20, 2007, which was filed as Exhibit 99.3 to the Company’s Current Report on Form 8-k, filed on August 22, 2007, and is hereby incorporated by reference.

10.76	Securities Purchase Agreement, dated as of December 15, 2007, by and among SkyTerra Communications, Inc., Mobile Satellite Ventures LP, Mobile Satellite Ventures Finance Co., Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Special Situations Fund, LP., which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-k, filed on
December 15, 2007.

10.77	Form of Warrant to Purchase shares of common stock, issued to Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Special Situations Fund, LP, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on December 18, 2007.

10.78	Form of Registration Rights Agreement, by and among SkyTerra Communications, Inc., Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Special Situations Fund, LP, which was filed as Exhibit 99.2 to the Company’s Current Report on Form 8-k, filed on December 18, 2007.

10.79	Cooperation Agreement, dated as of December 20, 2007, by and among SkyTerra Communications, Inc., Mobile Satellite Ventures LP, Mobile Satellite Ventures (Canada) Inc. and Inmarsat Global Limited, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-k, filed on December 21, 2007.

10.80	Subscription Agreement, dated as of December 20, 2007, by and between SkyTerra Communications, Inc. and Inmarsat Global Limited, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-k, filed on December 21, 2007.

10.81	Registration Rights Agreement, dated as of December 20, 2007, by and between SkyTerra Communications, Inc. and Inmarsat Global Limited, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-k, filed on December 21, 2007.

10.82	Phase 0 Block Loan Agreement, dated as of December 20, 2007, by and among Mobile Satellite Ventures LP, Mobile Satellite Ventures (Canada) Inc., SkyTerra Communications, Inc. and Inmarsat Global Limited, which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-k, filed on December 21, 2007.

10.83	Amendment No. 1 to the Securities Purchase Agreement by and among SkyTerra Communications, Inc., Mobile Satellite Ventures LP, Mobile Satellite Ventures Finance Co., Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Special Situations Fund, LP, dated as of
January 7, 2008, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-k, filed on January 8, 2008.

Exhibit Number	Description
16.1	Letter of Deloitte & Touche LLP, dated May 4, 2006, which was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K dated May 4, 2006 and is hereby incorporated herein by reference.

21	Subsidiaries of the Company are MSV Investors Holdings, Inc., a Delaware corporation, MSV Rollup, LLC, a Delaware corporation, MSV Rollup Sub, LLC, a Delaware corporation, MSV Investors, LLC, a Delaware corporation, TMI Communications Delaware Limited Partnership, a Delaware limited partnership, and Mobile Satellite Ventures LP, a Delaware limited partnership.

23.1	Consent of Ernst & Young LLP

23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page)

99.1	Form of Exchange Form for U.S. citizens

99.2	Form of Exchange Form for Canadian residents (included in Exhibit 99.1)

99.3	Form of Amended MSV Option

*	Filed herein.